EXHIBIT 99.2
                                                                    ------------

                         CHATTEM, INC. AND SUBSIDIARIES
                         ------------------------------
                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                                 (In thousands)



                                                                         Charged
                                            Balance at    Charged to     to Other                    Balance at
                                            Beginning     Costs and      Accounts      Accounts        End of
                                            of Period      Expenses      Describe     Written off      Period
                                            ---------      --------      --------     -----------      ------
Year ended November 30, 2000:
  Reserves deducted from asset accounts:
     Allowance for doubtful accounts          $  900        $1,237        $  --         $1,112         $1,025

Year ended November 30, 2001:
  Reserves deducted from asset accounts:
     Allowance for doubtful accounts          $1,025        $  533        $  --         $1,058         $  500

Year ended November 30, 2002:
  Reserves deducted from asset accounts:
     Allowances for doubtful accounts         $  500        $1,537        $  --         $1,075         $  962